Exhibit 99.1

Filing Subsidiaries

Amscan Custom Injection Molding, LLC

Amscan Inc.

Amscan Purple Sage, LLC

Am-Source LLC

Anagram Eden Prairie Property Holdings LLC

Party City Corporation

Party City Holdings Inc.

Party Horizon Inc.

PC Intermediate Holdings, Inc.

PC Nextco Finance, Inc.

PC Nextco Holdings, LLC

Print Appeal, Inc.

Trisar, Inc.